Exhibit 99.1

RAIT Financial Trust Announces New Independent Chairman of the Board of Trustees

RAIT’s Board Separates Chairman and CEO Roles

Philadelphia, PA – October 24, 2016 – RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced that, effective October 18, 2016, RAIT’s Board of Trustees (the “Board”) separated RAIT’s offices of Chairman and Chief Executive Officer (“CEO”) previously both held by Scott Schaeffer and elected Michael Malter to succeed Mr.  Schaeffer as Chairman.  Mr. Malter joined the Board in November 2015 and has been determined by the Board to be independent.  Mr. Malter currently serves on the Risk Management Committee and the Compensation Committee of the Board and chairs the Special Committee of the Board which was responsible for negotiating the previously announced agreement by RAIT with Independence Realty Trust, Inc. (“IRT”) (NYSE MKT:IRT) relating to IRT’s management internalization.

Mr. Schaeffer will remain a member of the Board and continue as RAIT’s CEO until the closing of IRT’s management internalization transaction contemplated by this agreement which is expected to occur in December 2016.

As previously announced, Scott Davidson, RAIT’s current President, will become the CEO of RAIT and will serve on the RAIT Board effective upon this closing.  Mr. Davidson has been with RAIT since 2010, serving in various capacities, including Managing Director and President.

"I'm pleased to have been appointed Chairman of RAIT’s Board,” said Michael Malter.  “I'm excited to work with Scott Davidson and the Board as we seek to enhance RAIT’s position within the commercial mortgage REIT sector and maximize long-term returns for our stakeholders.  On behalf of the RAIT Board, I would like to thank Scott Schaeffer for his service, dedication and leadership over his sixteen year career with the company.”

About Michael Malter

Mr. Malter is a retired investment banker having served in a variety of senior management positions at JPMorgan Chase & Co., or JPM, a financial services firm, and its predecessor firms from 1988 until 2005. He retired as the Co-Head of the Global Financial Institutions Group of JPM in 2005. Mr. Malter currently serves as a director or member of the advisory committee of four investment vehicles that each use Varadero Capital, L.P., an SEC registered investment adviser, as their respective investment manager.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: the inability of the parties to satisfy all required closing conditions and consummate the management internalization transaction, enhance RAIT’s position within the commercial mortgage REIT sector or maximize long-term returns for stakeholders. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

ir@rait.com

2